EXHIBIT 10.1

FIFTH AMENDMENT

FIFTH AMENDMENT (this “Amendment”), dated as of June 8, 2007 to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 14, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHARMANET DEVELOPMENT GROUP, INC. (f/k/a SFBC INTERNATIONAL, INC.)(the “Borrower”), the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the Lenders and other agents from time to time party thereto and UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent.

W I T N E S S E T H :

WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to the Credit Agreement, pursuant to which the Lenders have made extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement, and the Lenders are agreeable to such request but only upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.  Terms defined in the Credit Agreement are used herein with the respective meanings given to them therein.

Section 2. Amendment to Section 5.01(k) of the Credit Agreement.  Section 5.01(k) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting therein a new clause (k) to read in its entirety as follows:

“(k)

Monthly Financial Reports.  To the extent not otherwise provided pursuant to Sections 5.01(a) and 5.01(b):

(1) for each fiscal month ending during the period beginning April 30, 2007 and ending July 31, 2007, as soon as available and in any event within forty-five days of the end of each fiscal month, (i) consolidated statements of income from Continuing Operations, backlogs, cash position and debt position for the LTM Test Period then most recently ended and for the then elapsed portion of the fiscal year prepared in accordance with GAAP consistently applied, and on a basis consistent with the audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth a statement of income items and Consolidated EBITDA of the Borrower for such LTM Test Period and for the then elapsed portion of the fiscal year, showing variance, by dollar amount and percentage, from amounts for the comparable periods in the previous fiscal year and budgeted amounts for the LTM Test

Period and the current fiscal year, and (iii) a Compliance Certificate containing (A) a calculation of LTM EBITDA, (B) the calculations necessary to determine whether a Commitment Restriction Period is then in effect and (C) certifying whether a Commitment Restriction Period is then in effect; and

(2) for each fiscal month ending after July 31, 2007 and thereafter, as soon as available and in any event within forty-five days of the end of each fiscal month (this reporting deadline to be reduced to thirty days beginning October 31, 2007), (i) the consolidated balance sheet and related consolidated statements of income and cash flows from Continuing Operations for the LTM Test Period then most recently ended and for the then elapsed portion of the fiscal year, all accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments, (ii) a consolidating balance sheet and statement of income and, to the extent available, a statement of cash flows, separating out Borrower and the Subsidiaries, (iii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth (A) statement of income items and Consolidated EBITDA of Borrower for such LTM Test Period and for the then elapsed portion of the fiscal year, showing variance, by dollar amount and percentage, from amounts for the comparable periods in the previous fiscal year and budgeted amounts for the LTM Test Period and the current fiscal year and (B) a consolidated statement of backlogs from Continuing Operations,  (iv) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such LTM Test Period and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts and (v) a Compliance Certificate containing (A) a calculation of LTM EBITDA, (B) the calculations necessary to determine whether a Commitment Restriction Period is then in effect and (C) certifying whether a Commitment Restriction Period is then in effect.

Section 3. Conditions to Effectiveness.  This Amendment shall become effective on and as of the date hereof upon the satisfaction of the following conditions precedent (such date the “Amendment Effective Date”):

(a)  The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower and the Required Lenders.

(b)  The Administrative Agent shall have received an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Guarantor.

(c)   The Administrative Agent shall have received all fees required to be paid (including all fees payable under Section 18(b) of this Amendment), and all expenses for which invoices have been presented supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Amendment Effective Date.

Section 4. Representations and Warranties.

The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):

(a)  No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(b)  After giving effect to this Amendment, each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

Section 5. Limited Amendment.  This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower or the Guarantors that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Except as expressly amended hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect in accordance with their terms.

Section 6. Payment of Fees and Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

Section 7. Miscellaneous.

(a)  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.  Delivery of an executed signature page of this Amendment or of a Lender Consent Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

(b)  Binding Effect. The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).

(c)  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PHARMANET DEVELOPMENT GROUP, INC.

By:_/s/ John P. Hamill

Name:  John P. Hamill

Title: EVP and Chief Financial Officer

UBS AG, STAMFORD BRANCH, as Administrative Agent

By: /s/ Mary E. Evans

Name:  Mary E. Evans

Title:  Associate Director

By: /s/ Irja R. Otsa

Name:  Irja R. Otsa

Title:  Associate Director